Exhibit 10.18.3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE AND ANY SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

HC2 HOLDINGS, INC.

OPTION TO PURCHASE SHARES OF COMMON STOCK

(CONTINGENT OPTION)

Date of Issuance:                 , 2014

[                ] Shares

For value received, the receipt and sufficiency of which is hereby acknowledged, this Option (this “Option”) is issued to Philip Falcone (the “Holder”), by HC2 Holdings, Inc., a Delaware corporation (together with any successor thereto, the “Company”). This Option is issued pursuant to the terms of that certain Option agreement, dated as of May 12, 2014 (as reformed and clarified as of September     , 2014) (the “Master Option”), between the Company and the Holder, and entitles the Holder to subscribe for and purchase from the Company, at the Exercise Price, the number of Exercise Shares of the Common Stock of the Company, subject to vesting and exercisability as provided herein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Master Option.

The Exercise Shares are being issued to the Holder pursuant to Section 9 of the Master Option as a result of the Company’s grant of Rights consisting of [options to subscribe for and purchase from the Company an aggregate of                  shares of the Company’s Common Stock] [[restricted stock units] [shares of [Series A-1] [Series A] Preferred Stock ] ] convertible into an aggregate of                  shares of the Company’s Common Stock] which grant constitutes an “Adjustment Event” under Section 9 of the Master Option. The Exercise Shares being issued pursuant to this Option constitute “Contingent Options” within the meaning of Section 9 of the Master Option.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Board” means the Board of Directors of the Company.

(c) “Business Day” means any day, except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

(d) “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible or exercisable into such capital stock or other interests, including any Preferred Stock.

(e) “Common Stock” means the common stock, par value $0.001 per share, of the Company, and any other Capital Stock into which the Common Stock shall have been converted, exchanged or reclassified following the date and that is issuable pursuant to the terms hereof.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Excluded Issuance” shall mean any of the following: (i) the issuance of any shares of Common Stock or Rights pursuant to any employee benefit plan or program, incentive compensation plan or program, executive compensation agreement or directors’ compensation program, in each case approved by the Board or a committee thereof, or pursuant to this Option, (ii) the issuance of any shares of Common Stock upon exercise of any of the Class A Options and/or Class B Options of the Company outstanding as of the date of this Option, and (iii) the issuance of any shares of Common Stock or Rights pursuant to a Fundamental Change Transaction.

(h) “Exercise Price” means $[        ] per share, subject to adjustment pursuant to Section 9.

(i) “Exercise Shares” means the shares of Common Stock issuable upon exercise of this Option, in an original amount of up to                  shares of the Company’s Common Stock, subject to vesting and exercisability restrictions and adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 9 below.

(j) “Fair Market Value” means, with respect to the Common Stock or any other security or property as of any date of determination, the fair market value thereof as determined in good faith by the Company, in accordance with the following rules:

(i) for Common Stock or any other security listed or admitted to trading on a national securities exchange for at least ten (10) consecutive Trading Days immediately preceding such date of determination, the Fair Market Value will be the volume-weighted average price of such security for the ten (10) consecutive Trading Days immediately preceding such date of determination as reported by Bloomberg, L.P.;

(ii) for any security that is not listed or admitted to trading on any national securities exchange for at least ten (10) consecutive Trading Days immediately preceding such date of determination or the Fair Market Value of which cannot be determined in accordance with clause (i) above, the Fair Market Value of such security shall be its fair market value as of such date of determination as reasonably determined by the Board in good faith on the basis of such information as it considers appropriate; or

(iii) for any other property, the Fair Market Value shall be as reasonably determined by the Board in good faith on the basis of such information as it considers appropriate, including an estimation of the fair market value of such property assuming a willing buyer and a willing seller in an arms’-length transaction.

(k) “Fundamental Change Transaction” means the occurrence of any of the following: (i) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than one or more Principal Stockholders, has, directly or indirectly, become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total voting power of all shares of Capital Stock of the Company that are entitled to vote generally in the election of directors; (ii) any merger, consolidation, stock or asset purchase, recapitalization or other business combination transaction (or series of related transactions) as a result of which any Person or Group, other than one or more Principal Stockholders, is or becomes the “beneficial owner” (as defined above) of more than 50% of the total voting power of all shares of Capital Stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (and, if such surviving or resulting entity is a subsidiary of a parent Person, the ultimate parent thereof); (iii) the sale, transfer or disposition, including but not limited to any spin-off or in-kind distribution, of all or substantially all of the assets of the Company (on a consolidated basis) to any Person or Group (other than the Company or one or more of its wholly-owned subsidiaries or one or more Principal Stockholders), or (iv) the dissolution, liquidation or winding up of the Company.

(l) “Harbinger Persons” means, collectively, Philip Falcone, Harbinger Group Inc., HGI Funding, LLC, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners LLC, Harbinger Holdings, LLC, Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC, Global Opportunities Breakaway Ltd. and Harbinger Capital Partners II LP.

(m) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(n) “Piggyback Registration” means a proposed registration by the Company of any shares of its securities under the Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, or pursuant to a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the issued or issuable Exercise Shares for sale to the public), whether for its own account or for the account of one or more stockholders of the Company, and the form of registration statement to be used may be used for any registration of issued or issuable Exercise Shares.

(o) “Preferred Stock” as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

(p) “Principal Stockholders” means (i) any of the Harbinger Persons and their respective Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by any of the Harbinger Persons or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; and (iii) any limited or general partners of, or other investors in, any of the Harbinger Persons or any Affiliate thereof, or any such investment fund or vehicle.

(q) “Trading Day” means (i) if the Common Stock is traded on a national securities exchange, a day on which the Common Stock is traded on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or (ii) if the Common Stock is not listed on a national securities exchange, a Business Day.

2. Purchase of Shares.

(a) Exercise Shares and Exercise Price. Subject to the terms and conditions set forth herein, including the vesting schedule for the Option set forth in Section 2(b), the Holder shall be entitled, at any time and from time to time, to exercise this Option in whole or in part to purchase Exercise Shares at the Exercise Price; provided, however, that if and to the extent it is determined that any Consent is required in connection with the exercise of this Option, in whole or in part, pursuant to Section 6(b) hereof, this Option (or portion thereof that is the subject of such required Consent) shall be unexercisable pending the making or delivery of such Consent in accordance with Section 6(b). The term “Option” as used herein shall be deemed to include any options issued upon transfer or partial exercise of this Option unless the context clearly requires otherwise.

(b) Vesting of Exercise Shares. Except as otherwise provided in Section 9(b) with respect to accelerated vesting of unvested tranches of this Option in connection with a Fundamental Change Transaction, this Option shall become vested in three (3) equal installments on each of (i) the issuance date set forth above and (ii) the first and second anniversaries of the issuance date set forth above, subject in the case of clause (ii) above to the continuous employment of the Holder with the Company as of the applicable vesting date.

3. Exercise.

(a) Exercise Period. This Option shall be exercisable, in whole or in part but subject to the vesting and exercisability conditions set forth herein, during the term commencing on the date of issuance set forth above and ending on May 11, 2024, after which date it shall be null and void.

(b) Exercise Requirements. The Exercise Shares shall become exercisable in accordance with and subject to Section 2(a) with respect to the Exercise Shares on the later of (x) the date upon which the Exercise Shares vest pursuant to Section 2(b) and (y) the date that the Rights have resulted in the issuance of additional shares of Common Stock as the result of exercise, conversion, exchange or otherwise in accordance with the terms applicable to such Rights (each such issuance of shares of Common Stock pursuant to Rights is referred to herein as a “Rights Shares Issuance”) and then only in the same proportion as the proportion of the shares issued on the Rights Shares Issuance date bear to the total number of shares issuable upon the exercise of the related Rights.

4. Method of Exercise.

(a) Vested and exercisable rights represented by this Option may be exercised during the exercise period set forth in Section 3(a) by:

(i) the delivery to the Company of a duly executed copy of the Notice of Exercise attached hereto, directed to the attention of the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) except in connection with a Net Exercise (as defined below) pursuant to Section 5, the payment to the Company by wire transfer to an account designated by the Company of an amount equal to the aggregate Exercise Price for the number of Exercise Shares being purchased.

(b) Each exercise, in whole or in part, of this Option shall be deemed to have been effected immediately prior to the close of business on the day on which this Option is exercised as provided in Section 4(a). At such time, the Person or Persons in whose name or names any certificate for the Exercise Shares shall be issuable upon such exercise as provided in Section 4(c) shall be deemed to have become the holder or holders of record of the Exercise Shares represented by such certificate.

(c) As soon as reasonably practicable after the exercise of this Option, in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as the Holder may direct:

(i) a certificate or certificates (with appropriate restrictive legends) for the number of Exercise Shares to which the Holder shall be entitled in such denominations as may be requested by the Holder; and

(ii) in case such exercise is in part only, a new option or options of like tenor, for the aggregate number of Exercise Shares equal to the number of Exercise Shares described in this Option minus the number of such Exercise Shares purchased by the Holder upon all exercises made in accordance with Section 4(a) or Section 5.

(d) Notwithstanding any other provisions hereof, if an exercise of any portion of this Option is to be made in connection with the consummation of a Piggyback Registration or a Fundamental Change Transaction, the exercise of any portion of this Option may, at the election of the Holder hereof, be conditioned upon the consummation of the Public Offering or Fundamental Change Transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(e) Exercised Exercise Shares shall be deducted from the earliest vesting tranches of this Option, to the extent available.

5. Net Exercise. In lieu of exercising this Option for cash, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Common Stock equal to the value of this Option (or the portion thereof being exercised) (a “Net Exercise”). Upon a Net Exercise, the Holder shall have the rights described in Sections 4(b) and 4(c), and the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A - B)
A

Where:

X =	The number of shares of Common Stock to be issued to the Holder.

Y =	The number of Exercise Shares purchasable under this Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation).

A =	The Fair Market Value of one (1) share of Common Stock (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculation).

6. Regulatory Requirements.

(a) Hart-Scott-Rodino. If any filing or notification becomes necessary pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), based upon the planned exercise of this Option or any portion hereof, the Holder shall notify the Company of such requirement, and the Holder and the Company shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act as promptly as possible and shall cooperate with each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with requirements of the Federal Trade Commission or the Department of Justice. The Holder and the Company agree to cooperate with each other in connection with such filings and notifications, and to keep each other informed of the status of the proceedings and communications with the relevant authorities.

(b) Other Regulatory Requirements. If the Holder or the Company determines that the exercise of this Option would require prior notice to, a filing with, or the consent, approval or order by, the Federal Communications Commission or any other federal, state or local regulatory agency or other governmental entity that is vested with jurisdiction over the Company (each, a “Consent”), the Holder and the Company shall have made or received all necessary Consents, to the reasonable satisfaction of both parties, prior to effecting the exercise of this Option.

7. Representations, Warranties and Covenants of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants and covenants and agrees, as applicable, to the Holder that:

(a) Organization; Authority. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business and to execute and deliver this Option and to consummate the transactions contemplated hereby. The Company is not in violation of, nor will the consummation of the transactions contemplated by this Option violate, any provisions of the certificate of incorporation or by-laws of the Company.

(b) Authorization; Enforceability. The execution and delivery of this Option by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action with respect thereto is required by the Company or its Board or stockholders. This Option has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Valid Issuance of Common Stock. The Common Stock of the Company issuable upon exercise of this Option has been duly authorized and when issued upon exercise in accordance with this Option will be validly issued, fully paid and nonassessable. None of the Common Stock of the Company issuable upon exercise of this Option will be issued in violation of any preemptive or other similar rights of any securityholder of the Company.

(d) Reservation of Shares. The Company covenants and agrees that during the period within which the rights represented by this Option may be exercised, the

Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Option, a sufficient number of shares of authorized but unissued Common Stock of the Company, when and as required to provide for the exercise of the rights represented by this Option. The Company will take all such action as may be necessary to assure that such Common Stock may be validly issued as provided herein without violation of any applicable law or regulation.

(e) Piggyback Registration. Whenever the Company proposes to register any shares of its securities by means of a Piggyback Registration, the Company shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of the applicable registration statement) to the Holder of its intention to effect such a Piggyback Registration and will, subject to customary provisions for the priority of registered securities, afford such Holder the opportunity to include its registrable and issued or issuable Exercise Shares in the registration statement, to the extent the Holder has provided to the Company a written request (the “Registration Election”) for inclusion of such registrable Exercise Shares within fifteen (15) days after the Company’s notice has been given to the Holder, as well as a duly executed copy of a Notice of Exercise with respect to any Exercise Shares issuable upon exercise of this Option to be included in the applicable Piggyback Registration, specifying the number of such Exercise Shares to be so included. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

8. Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a) Authority. The Holder has the requisite legal capacity and authority to execute and deliver this Option and to consummate the transactions contemplated hereby.

(b) Enforceability. This Option has been duly executed and delivered by the Holder and is a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Investment Intent. The Holder is a financially sophisticated institutional investor and is an “accredited investor” (as defined in Rule 501 of Regulation D under the Act) that is experienced in financial matters and is acquiring this Option and any Exercise Shares issuable upon exercise of this Option for his own account for investment and with no present intention of, or view to, distributing this Option or any Exercise Shares issuable upon exercise of this Option except in compliance with the Act, but without prejudice to the Holder’s right at all times to sell or otherwise dispose of all or any part of this Option or any Exercise Shares issuable upon exercise of this Option under a registration statement filed under the Act, or in a transaction exempt from the registration requirements of the Act, including a transaction pursuant to Rule 144 under the Act.

(d) Legends. The Holder acknowledges that, to the extent applicable, each certificate evidencing Exercise Shares issued upon exercise of this Option shall be endorsed with the legend substantially in the form set forth below, as well as any additional legend imposed or required by applicable state securities laws:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY HC2 HOLDINGS, INC., OR ANY SUCCESSOR THERETO (THE “COMPANY”), UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

9. Adjustment of Exercise Price and Number of Exercise Shares. The Exercise Price of this Option and the number of Exercise Shares issuable upon the exercise of this Option shall be adjusted from time to time as set forth in this Section 9, and which adjustment may be in the form of the issuance of a new option, which new option shall be subject to substantially the same terms as this Option, but with the modifications provided for in this Section 9.

(a) Corporate Transactions. In case (i) the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, (ii) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, or combined into a smaller number of shares of Common Stock, (iii) the Company shall, by dividend or otherwise, distribute to all holders of Common Stock shares of any class of Capital Stock of the Company, debt securities, assets or other property of the Company, (iv) the Company shall make an extraordinary cash dividend to all holders of Common Stock or (v) the Company shall engage in any other transaction that would constitute a corporate transaction within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (“Code Section 424”), the number of shares of Common Stock to be received by the Holder and the Exercise Price payable upon exercise of this Option shall be appropriately adjusted in a manner that would satisfy the requirements of Code Section 424 (without regard to the requirement that an eligible corporation be the employer of the optionee) if the Option were a statutory stock option.

(b) Fundamental Change Transaction. If, at any time while any portion of this Option is outstanding there occurs a Fundamental Change Transaction, then (i) as of immediately prior to the occurrence of such Fundamental Change Transaction, this Option shall be deemed fully vested, and (ii) the Holder, from and after the occurrence of such Fundamental Change Transaction, shall have the right upon exercise of all or any portion of this Option (and payment of the applicable Exercise Price) to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and/or assets (the “Alternate Consideration”) that the Holder would have received if this Option (or portion thereof being exercised) had been exercised pursuant to the terms hereof immediately prior to such Fundamental Change Transaction (assuming for this purpose that the Holder did not exercise any applicable rights of election, if any, as to the kind or amount of stock, securities, cash, assets or other property receivable upon such Fundamental Change Transaction). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Change Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration, but in all events in accordance with the requirements of Code Section 424. Any successor to the Company or surviving Person in such Fundamental Change Transaction shall issue to the Holder a new option substantially in the form of this Option and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof and, upon such issuance, this Option shall be automatically cancelled and shall cease to be of further force or effect. The terms of any agreement pursuant to which a Fundamental Change Transaction is effected shall include terms requiring any such successor or surviving Person to comply with the foregoing provisions.

(c) Calculations. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company. No adjustment need be made for:

(i) any Excluded Issuances;

(ii) a change in the par value of the Common Stock; or

(iii) any event for which an adjustment has already been provided under any subsection of this Section 9; provided, however, that if any event occurs that would result in an adjustment under more than one subsection of this Section 9, the subsection that results in the most favorable adjustment to the Holder shall control.

To the extent this Option becomes exercisable into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash. Any adjustments to the number of Exercise Shares hereunder shall be apportioned among the three vesting tranches of the Option as nearly equal as possible.

(d) Form of Option After Adjustment. Except as otherwise provided in Section 9(b), the form of this Option need not be changed because of any adjustments in the Exercise Price or the number of Exercise Shares issuable upon exercise of this Option, and Options theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Option, as initially issued.

10. No Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall, at its sole option, (a) round up such fraction to the nearest whole number of shares of Common Stock or (b) make a cash payment therefor based on the Fair Market Value thereof.

11. Notices to Holder. Upon any adjustment of the number of Exercise Shares issuable upon exercise of this Option or the Exercise Price of this Option, including any adjustment pursuant to Section 9, the Company, within twenty (20) calendar days thereafter, shall prepare and deliver, or cause to be prepared and delivered, to the Holder a certificate signed by an officer setting forth the event giving rise to such adjustment, such Exercise Price and the number of Exercise Shares (as divided into each vesting tranche of the Option) after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11. In the event of:

(a) a Rights Shares Issuance; or

(b) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock of any class or any other securities or property, or to receive any other right; or

(c) any Fundamental Change Transaction;

then, and in each such event, the Company shall cause written notice to be provided to the Holder of, respectively, (i) the date on which any such Rights Share Issuance is to occur and the number of Rights the applicable Rights holder(s) intends to exercise, convert or exchange and the total number of shares issuable upon the exercise of the related Rights, (ii) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (iii) the date on which any such Fundamental Change Transaction is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable on such Fundamental Change Transaction. Such notice shall be delivered by the Company as set forth above as soon as reasonably practicable prior to the date specified in such notice on which any such action is to be taken; provided, however, that in no event shall the Company be required to deliver such notice (x) more than ten (10) Business Days prior to such specified date or (y) prior to the time the Company publicly discloses or is required by law (if required by law) to publicly disclose such event. Failure to give such notice shall not affect the validity of any action taken in connection therewith.

12. No Stockholder Rights. Prior to exercise of this Option, the Holder shall not be entitled to any rights of a stockholder with respect to the Exercise Shares, including (without limitation) the right to vote such Exercise Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Option, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

13. Transfer of Vested Portions of Option. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein, vested portions of this Option and all rights hereunder with respect thereto are transferable, in whole or in part, by the Holder upon prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed, and upon receipt of an assignment agreement in form and substance satisfactory to the Company, pursuant to which the transferee will agree to be bound by the terms and conditions of this Option. Any such transfer shall be recorded on the books of the Company upon the surrender of this Option, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new options.

14. Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

15. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Option or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Option is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Option or the transactions contemplated hereby.

17. Successors and Assigns. The terms and provisions of this Option shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns. This Option shall be binding upon any Person succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

18. Headings. Headings and subheadings in this Option are for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Option or any provision hereof.

19. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally, by commercial overnight courier, or by facsimile, directed to the addresses set forth below. Notices and other communications are deemed properly given as follows: (a) if delivered personally, on the date delivered, (b) if delivered by a commercial overnight courier, one (1) Business Day after such notice is sent, and (c) if delivered by facsimile, on the date of transmission, with confirmation of transmission.

If to the Company, at:

HC2 Holdings, Inc.

460 Herndon Parkway, Suite 150

Herndon, VA 20170

Attn: Andrea Mancuso, Acting General Counsel

Fax: (703) 650-4295

If to the Holder, at:

Philip Falcone

450 Park Avenue, 30th Floor

New York, NY 10022

Fax: 212-339-5101

or at such other address as may be substituted by notice given as herein provided.

20. Entire Agreement; Amendments and Waivers. This Option and the documents delivered pursuant hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Any provision of this Option may be amended or waived if, and only if, such amendment or waiver is in writing and signed. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a suspension or waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

21. Severability. Any term or provision of this Option which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Option in any other jurisdiction. If any provision of this Option is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

22. Issue Tax. The issuance of certificates for Exercise Shares upon the exercise of this Option shall be made without charge to the Holder of this Option for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of this Option being exercised.

23. Third-Party Beneficiaries. Nothing in this Option shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or claim under this Option, and this Option shall be for the sole and exclusive benefit of the Company and the Holder.

24. Counterparts. This Option may be executed in any number of counterparts (including by facsimile or portable document format (PDF) signatures) and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

25. Headings. The headings of sections of this Option have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

26. Remedies. Each party stipulates that the remedies at law of the other party in the event of any default or threatened default in the performance of or compliance with any of the terms of this Option are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any terms hereof or otherwise. The remedies herein provided are in addition to and not exclusive of any other remedies provided at law or in equity.

[Signature appears on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Option to be executed as of the date first set forth above.

HC2 HOLDINGS, INC.

By:
Name:	Andrea L. Mancuso
Title:	Acting General Counsel

PHILIP FALCONE

Signature Page to Option

NOTICE OF EXERCISE

HC2 HOLDINGS, INC.

(1) The undersigned hereby elects to (check one box only):

☐ purchase                  shares of the Common Stock (as defined in the Option) of HC2 Holdings, Inc. (together with any successor thereto, the “Company”) pursuant to the terms of the Option, dated as of October     , 2014 (the “Option”), between the Company and the Holder (as defined therein) thereof, and tenders herewith payment of the Exercise Price (as defined in the Option) in full for such Exercise Shares (as defined in the Option), together with any applicable transfer taxes with respect thereto.

☐ purchase the number of shares of Common Stock of the Company by Net Exercise (as defined in the Option) pursuant to the terms of the Option as shall be issuable upon Net Exercise of the portion of the Option relating to                  Exercise Shares.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

HOLDER:

Date:	By:
Name:
Title: